MORGAN STANLEY EMERGING MARKETS DOMESTIC DEBT FUND, INC.
BYLAWS

These Bylaws (the ‘‘Bylaws’’) are made and adopted pursuant to the Articles of Incorporation establishing MORGAN STANLEY EMERGING MARKETS DOMESTIC DEBT FUND, INC. (the ‘‘Fund’’), as from time to time amended (hereinafter called the ‘‘Articles’’). All words and terms capitalized in these Bylaws shall have the meaning or meanings set forth for such words or terms in the Articles.

ARTICLE I

STOCKHOLDER MEETINGS

Section 1.1.    Chairman.    The Chairman, if any, shall act as chairman at all meetings of the Stockholders; in his absence, the Director or Directors present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

Section 1.2.    Proxies; Voting.    Stockholders may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated in such proxy.

Section 1.3.    Closing of Transfer Books and Filing Record Dates.    For the purpose of determining the Stockholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Directors may from time to time close the transfer bonds or fix a record date. If the Directors do not prior to any meeting of Stockholders so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.

Section 1.4.    Inspectors of Election.    In advance of any meeting of Stockholders, the Directors may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman, if any, of any meeting of Stockholders may, and on the request of any Stockholder or his proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors shall be either one or three. If appointed at the meeting on the request of one or more Stockholders or proxies, a majority of Shares present shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Stockholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector fails or refuses to act, the vacancy may be filled by appointment made by the Directors in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Stockholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, or of any Stockholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

Section 1.5.    Records at Stockholder Meetings.    At each meeting of the Stockholders, there shall be open for inspection the minutes of the last previous Meeting of Stockholders of the Fund and a list of the Stockholders of the Fund, certified to be true and correct by the Secretary or other proper agent of the Fund, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Stockholders shall contain the name of each Stockholder in alphabetical order and the address of Shares owned by such Stockholder. Stockholders shall have such other rights and procedures of inspection of the books and records of the Fund as are granted to stockholders of a Maryland corporation.

ARTICLE II

DIRECTORS

Section 2.1.    Number, Tenure and Qualifications.    At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number, if any, required by the charter, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

Section 2.2.    Directors Meeting.    The Directors shall hold an annual meeting for the election of officers and the transactions of other business which may come before such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.

Section 2.3.    Chairman; Records.    The Chairman, if any, shall act as chairman at all meetings of the Directors; in his absence the Directors present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Directors, or any unanimous written consent of the Directors, shall be recorded by the secretary.

ARTICLE III

OFFICERS

Section 3.1.    Officers of the Fund.    The officers of the Fund shall consist of a Chairman, if any, a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice Presidents, as may be elected by the Directors. Any two or more of the offices may be held by the same person, except that the same person may not be both (a) President and Vice President or (b) President and Secretary. The Directors may designate the order in which the other Vice Presidents may act. The Chairman, if any, shall be a Director, but no other officer of the Fund need be a Director.

Section 3.2.    Election and Tenure.    At the initial organization meeting and thereafter at each annual meeting of the Directors, the Directors shall elect the Chairman, if any, President, Secretary, Treasurer and such other officers as the Director shall deem necessary or appropriate in order to carry out the business of the Fund. Such officers shall hold office until the next annual meeting of the Directors and until their successors have been duly elected and qualified. The Directors may fill vacancies in any office or add any additional officers at any time.

Section 3.3.    Removal of Officers.    Any officer may be removed at any time, with or without cause, by action of a majority of the Directors. This provision shall not prevent the making of a contract of employment for definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.

Section 3.4.    Bonds and Surety.    Any officer may be required by the Directors to be bonded upon the faithful performance of his duties in such amount and with such sureties as the Director may determine.

Section 3.5.    Chairman, President, and Vice President.    The Chairman, if any, shall, if present, preside at all meetings of the Stockholders and of the Directors and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Directors. Subject to such supervisory powers, if any, as may be given by the Directors to the Chairman, if any, the President shall be the chief executive officer of the Fund and, subject to the control of the Directors, shall have general supervision, direction and control of the business of the Fund and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Subject to direction of the Directors, the Chairman, if any, and the President shall each have power in the name and on behalf of the Fund or any of its subsidiaries to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Fund. Unless otherwise directed by the Directors, the Chairman, if any, and the President shall each have full authority and power, on behalf of all of the Directors, to attend and to act to vote, on behalf of the Fund at any meetings of business organizations in which the Fund holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chairman, if any, and the President shall have further authorities and duties as the Directors shall from time to time determine. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Directors or, if more than one and not ranked, the Vice President designated by the Directors, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Directors, and of the President, each Vice President shall have the power in the name and on behalf of the Fund to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Directors or by the President.

Section 3.6.    Secretary.    The Secretary shall keep the minutes of all meeting of, and record all votes of, Stockholders and Directors. He shall be custodian of the seal of the Fund, if any, and he (and any person so authorized by the Directors) shall affix the seal or, if permitted, facsimile thereof, to any instrument executed by the Fund which would be sealed by a Maryland corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officers executing any other duties commonly incident to such office in a Maryland corporation, and shall have such other authorities and duties as the Directors shall from time to time determine.

Section 3.7.    Treasurer.    Except as otherwise directed by the Directors, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Fund, and shall have and exercise under the supervision of the Directors and of the President all powers and duties normally incident to his office. He may endorse for deposit or collection all notes, checks and other instruments payable to the Fund or to its order. He shall deposit all funds of the Fund in such depositories as the Director shall designate. He shall be responsible for such disbursement of the funds of the Fund as may be ordered by the Directors or the President. He shall keep accurate account of the books of the Fund’s transactions which shall be the property of the Fund, and which together with all other property of the Fund in his possession, shall be subject at all times to the inspection and control of the Directors. Unless the Directors shall otherwise determine, the Treasurer shall be the principal accounting officer of the Fund and shall be the principal financial officer of the Fund. He shall have such other duties and authorities as the Directors shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Directors may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of the Fund.

Section 3.8.    Other Officers and Duties.    The Directors may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Fund. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his office. Each officer, employee and agent of the Fund shall have such other duties and authority as may be conferred upon him by the Directors or delegated to him by the President.

ARTICLE IV

MISCELLANEOUS

Section 4.1.    Depositories.    The funds of the Fund shall be deposited in such depositories as the Directors shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Directors may from time to time authorize.

Section 4.2.    Signatures.    All contracts and other instruments shall be executed on behalf of the Fund by its properly authorized officers, agent or agents, as provided in the Articles or Bylaws or as the Directors may from time to time by resolution provide.

Section 4.3.    Seal.    The seal of the Fund, if any, may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect if done by a Maryland corporation.

ARTICLE V

STOCK TRANSFERS

Section 5.1.    Transfer Agents, Registrars and the Like.    The Directors shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Fund as the Directors shall deem necessary or desirable.     In addition, the Directors shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Directors.

Section 5.2.    Transfer of Shares.    The Shares of the Fund shall be transferable on the books of the Fund only upon delivery to the Directors or a transfer agent of the Fund of proper documentation. The Fund, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

Section 5.3.    Registered Stockholders.    The Fund may deem and treat the holder of record of any Shares the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

ARTICLE VI

AMENDMENT OF BYLAWS

Section 6.1.    Amendment and Repeal of Bylaws.    The Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws at any time; provided, however, that Bylaws adopted by the Stockholders may, if such Bylaws so state, be altered, amended or repealed only by the Stockholders and not the Directors. Action by the Directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of the Directors. The Directors shall in no event adopt Bylaws which are in conflict with the Articles, and any apparent inconsistency shall be construed in favor of the related provisions in the Articles.

The Articles of Incorporation establishing the Morgan Stanley Emerging Markets Domestic Debt Fund, Inc. dated as of January 25, 2007, a copy of which, together with all amendments thereto, is on file in the office of the State Department of Assessments and Taxation of Maryland, provides that the name Morgan Stanley Emerging Markets Domestic Debt Fund, Inc. refers to the Directors under the Articles collectively as Directors, but not as individuals or personally; and no Director, Stockholder, officer, employee or agent of the Morgan Stanley Emerging Markets Domestic Debt Fund, Inc. shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim otherwise in connection with the affairs of said Morgan Stanley Emerging Market Domestic Debt Fund, Inc. property only shall be liable.